EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors
FSI International, Inc.:

We consent to the incorporation by reference in the Registration Statements (Nos. 33-33647, 33-39920, 33-46296, 33-77852, 333-19677, 333-30675, 333-50991, 333-96275, 333-61164 and 333-104088) on Form S-8 of FSI International, Inc. of our reports dated October 17, 2003, with respect to the consolidated balance sheets of FSI International, Inc. as of August 30, 2003 and August 31, 2002, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended August 30, 2003, and the related financial statement schedule, which reports appear in the August 30, 2003 annual report on Form 10-K of FSI International, Inc.

Our report on the consolidated financial statements refers to the Company changing its method of accounting for goodwill in fiscal 2002 and its method of accounting for revenue recognition in fiscal 2001.

/s/ KPMG LLP
KPMG LLP

Minneapolis, Minnesota
March 18, 2004

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